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                                                                   EX-99.B(g)(3)

                                   Exhibit A

                       FUNDS OF WELLS FARGO FUNDS TRUST

1.  Aggressive Balanced-Equity Fund
2.  Arizona Tax-Free Fund
3.  Asset Allocation Fund
4.  California Limited Term Tax-Free Fund
5.  California Tax-Free Fund
6.  California Tax-Free Money Market Fund
7.  California Tax-Free Money Market Trust
8.  Cash Investment Money Market Fund
9.  Colorado Tax-Free Fund
10. Corporate Bond Fund
11. Disciplined Growth Fund
12. Diversified Bond Fund
13. Diversified Equity Fund
14. Diversified Small Cap Fund
15. Equity Income Fund
16. Equity Index Fund
17. Equity Value Fund
18. Government Money Market Fund
19. Growth Balanced Fund
20. Growth Equity Fund
21. Growth Fund
22. Income Fund
23. Income Plus Fund
24. Index Allocation Fund
25. Index Fund
26. Intermediate Government Income Fund
27. International Equity Fund
28. International Fund
29. Large Cap Appreciation Fund
30. Large Company Growth Fund
31. Limited Term Government Income Fund
32. Mid Cap Growth Fund
33. Minnesota Intermediate Tax-Free Fund
34. Minnesota Money Market Fund
35. Minnesota Tax-Free Fund
36. Moderate Balanced Fund
37. Money Market Fund
38. Money Market Trust
39. National Limited Term Tax-Free Fund
40. National Tax-Free Fund
41. National Tax-Free Institutional  Money Market Fund
42. National Tax-Free Money Market Fund
43. National Tax-Free Money Market Trust

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44. Nebraska Tax-Free Fund
45. Oregon Tax-Free Fund
46. OTC Growth Fund
47. Outlook Today Fund
48. Outlook 2010 Fund
49. Outlook 2020 Fund
50. Outlook 2030 Fund
51. Outlook 2040 Fund
52. Overland Express Sweep Fund
53. Positive Return Bond Fund
54. Prime Investment Money Market Fund
55. Small Cap Growth Fund
56. Small Cap Opportunities Fund
57. Small Cap Value Fund
58. Small Company Growth Fund
59. Specialized Health Sciences Fund
60. Specialized Technology Fund
61. Stable Income Fund
62. Strategic Income Fund
63. Treasury Plus Institutional Money Market Fund
64. Treasury Plus Money Market Fund
65. Variable Rate Government Fund
66. Wealthbuilder Growth & Income Portfolio
67. Wealthbuilder Growth Balanced Portfolio
68. Wealthbuilder Growth Portfolio
69. Wells Fargo SIFE Specialized Financial Services Fund
70. 100% Treasury Money Market Fund

Approved by Board of Trustees: October 24, 2000, December 18, 2000, February 6, 2001, March 1, 2001, May 8, 2001, and August 7, 2001.

Most Recent Approval Date:  August 7, 2001.

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